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As filed with the Securities and Exchange Commission on                        , 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3893191 (I.R.S. Employer Identification Number)

155 Franklin Road, Suite 400 Brentwood, Tennessee 37027 (Address of principal executive offices)

Community Health Systems, Inc. 2000 Stock Option and Award Plan (As Amended and Restated February 25, 2003) (Full title of the plan)

Rachel A. Seifert Senior Vice President, Secretary and General Counsel 155 Franklin Road, Suite 400 Brentwood, Tennessee 37027 (615) 373-9600 (Name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share (the "Common Stock")	8,000,000 shares	$21.67	$173,360,000	$14,024.82

(1)
Includes an indeterminate number of shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on August 6, 2003.

EXPLANATORY NOTE

        By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "SEC") on August 31, 2000 (File No. 333-44870), Community Health Systems, Inc. (the "Registrant") registered 4,562,791 shares of Common Stock, reserved for issuance upon the exercise of exercise of options and/or stock appreciation rights and/or the grant of other awards under the Registrant's 2000 Stock Option and Award Plan (the "Plan").

        This registration statement is being filed pursuant to Instruction E to Form S-8 to register 8,000,000 additional shares of Common Stock issuable upon the exercise of exercise of options and/or stock appreciation rights and/or the grant of other awards under the Plan.

INCORPORATION OF CONTENTS OF
REGISTRATION STATEMENT BY REFERENCE

        Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this registration statement the contents of the Registrant's registration statement on Form S-8 (File No. 333-44870) and any post-effective amendments thereto.

OTHER INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description of Exhibit
4.1*	Community Health Systems, Inc. 2000 Stock Option and Award Plan (As Amended and Restated February 25, 2003).
5.1*	Opinion of Fried, Frank, Harris, Shriver and Jacobson as to the validity of the Common Stock covered by this registration statement.
23.1	Consent of Fried, Frank, Harris, Shriver and Jacobson (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature page included in this registration statement).

*
filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on August 8, 2003.

COMMUNITY HEALTH SYSTEMS, INC. (REGISTRANT)
By:	/s/ WAYNE T. SMITH

Wayne T. Smith
Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS:

        That each person whose signature appears below constitutes and appoints Wayne T. Smith, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WAYNE T. SMITH Wayne T. Smith	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	August 8, 2003
/s/ W. LARRY CASH W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (principal financial officer)	August 8, 2003
/s/ T. MARK BUFORD T. Mark Buford	Vice President and Corporate Controller (principal accounting officer)	August 8, 2003
/s/ JOHN A. CLERICO John A. Clerico	Director	August 8, 2003
/s/ ROBERT J. DOLE Robert J. Dole	Director	August 8, 2003
/s/ J. ANTHONY FORSTMANN J. Anthony Forstmann	Director	August 8, 2003

/s/ THEODORE J. FORSTMANN Theodore J. Forstmann	Director	August 8, 2003
/s/ DALE F. FREY Dale F. Frey	Director	August 8, 2003
/s/ SANDRA J. HORBACH Sandra J. Horbach	Director	August 8, 2003
/s/ HARVEY KLEIN, M.D. Harvey Klein, M.D.	Director	August 8, 2003
/s/ THOMAS H. LISTER Thomas H. Lister	Director	August 8, 2003
/s/ MICHAEL A. MILES Michael A. Miles	Director	August 8, 2003

Constituting a majority of the Board of Directors of Community Health Systems, Inc.

Index to Exhibits

Exhibit No.	Description of Exhibit
4.1*	Community Health Systems, Inc. 2000 Stock Option and Award Plan (As Amended and Restated February 25, 2003).
5.1*	Opinion of Fried, Frank, Harris, Shriver and Jacobson as to the validity of the Common Stock covered by this registration statement.
23.1	Consent of Fried, Frank, Harris, Shriver and Jacobson (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature page included in this registration statement).

*
filed herewith

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EXPLANATORY NOTE
INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE
SIGNATURES
POWER OF ATTORNEY
Index to Exhibits